EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) relating to the Common Stock of the Issuer, is being filed jointly on behalf of each of them with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.

THOMPSON NIKOLA, LLC

Date: June 17, 2020	By:	/s/ DeWitt C. Thompson, V
	Name:	DeWitt C. Thompson, V
	Title:	President

THOMPSON NIKOLA II, LLC

Date: June 17, 2020	By:	/s/ DeWitt C. Thompson, V
	Name:	DeWitt C. Thompson, V
	Title:	President

LEGEND CAPITAL PARTNERS

Date: June 17, 2020	By:	/s/ DeWitt C. Thompson, V
	Name:	DeWitt C. Thompson, V
	Title:	Managing Partner